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                                                                       Exhibit 8

                          [McGUIREWOODS LLP LETTERHEAD]



                                December 3, 2002



Board of Directors
Apple Hospitality Five, Inc.
10 South Third Street
Richmond, VA 23219

Dear Members of the Board of Directors:

         We have acted as counsel to Apple Hospitality Five, Inc. (the "Company"), a Virginia corporation, in connection with the preparation of the registration statement on Form S-11 to which this opinion is attached as an exhibit (the "Registration Statement"). The Company is filing the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register under the Act 45,670,995 Units consisting of one common share and one series A preferred share of the Company. Terms not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

         We have reviewed originals or copies of (i) the Articles of Incorporation, Bylaws and other corporate documents of the Company, (ii) certain resolutions of the Board of Directors of the Company, (iii) the Registration Statement and the prospectus included therein (the "Prospectus"), and (iv) the form of Advisory Agreement between the Company and Apple Hospitality Five Advisors, Inc., a Virginia corporation (the "Advisor"), included in the Registration Statement as an exhibit. In addition, we have reviewed such other documents and have made such legal and factual inquiries as we have deemed necessary or advisable for purposes of rendering the opinions set forth below.

         We understand and assume that the Company will duly elect to be treated as a real estate investment trust ("REIT") for United States federal income tax purposes commencing with its taxable year ended December 31, 2003. The Company's initial and continuing qualification as a REIT depends upon the satisfaction of various requirements under the Internal Revenue Code of 1986, as amended (the "Code"). The satisfaction of those requirements generally will be within the control of the Company's Board of Directors and the Advisor, which has been engaged to conduct the affairs of the Company under the supervision of the Board of Directors. This opinion is based upon various assumptions described herein and is conditioned upon certain

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Board of Directors
December 3, 2002
Page 2

representations as to factual matters made by the Company through a certificate of an officer of the Company (the "Officer's Certificate"), a copy of which is attached hereto.

         Based on the foregoing documents, representations, and assumptions being, and continuing to be, accurate, and subject to the qualifications hereinafter set forth, we are of the opinion that:

         1. The Company is organized in conformity with, and the Company's proposed method of operation will enable it to meet, the requirements for qualification as a REIT under the Code; and

         2. The statements and legal conclusions contained in the Registration Statement under the caption "Federal Income Tax Considerations" describe the material federal income tax aspects of the offering made by the Registration Statement applicable to the Company and the shareholders, are correct in all material respects, and the discussion thereunder does not omit any material provision with respect to the matters covered.

         No opinion is expressed as to any matter not discussed herein.

         Any variation or difference in the facts from those set forth in the Officer's Certificate or the other representations and assumptions described above may affect the conclusions stated herein. With respect to our opinion contained in paragraph 1 above, you should note that qualification of the Company as a REIT will depend, in part, upon the Company's ability, through its actual operations, to meet the qualification tests as described in the Prospectus. No prediction as to those actual operating results is implied by our opinion.

         In rendering the foregoing opinion, we express no opinion with respect to the laws of any jurisdiction other than the federal income tax laws of the United States. The foregoing opinions are based solely on the provisions of the Code, the Treasury regulations promulgated thereunder and the judicial and administrative rulings, pronouncements and decisions now in effect, all of which are subject to change, which change may be retroactively applied, or possible differing interpretations that may affect the conclusions stated herein. To the extent this opinion relies upon recent tax legislation, and recently promulgated Treasury regulations, no assurance can be given as to the interpretations of such recent legislation that will be reflected in applicable Internal Revenue Service rulings and future Treasury regulations, which could be applied retroactively. Further, this opinion does not purport to deal with any aspects of state law that may affect particular investors nor with certain types of investors subject to special treatment under the federal income tax laws.

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Board of Directors
December 3, 2002
Page 3

         This opinion is furnished to you solely for your use in connection with the Registration Statement. We hereby consent to the reference to our firm under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                Very truly yours,